[GRAPHIC OMITTED] UPG
                                       STAY POWERED


COMPANY CONTACTS:                                INVESTOR RELATIONS:
Universal Power Group, Inc.                      Lambert, Edwards & Associates
469.892.1122                                     616.233.0500
Mimi Tan, SVP                                    Jeff Tryka, CFA or Karen Keller
tanm@upgi.com                                    jtryka@lambert-edwards.com
-------------                                    --------------------------



                         UNIVERSAL POWER GROUP REPORTS
                   FOURTH QUARTER AND FULL YEAR 2011 RESULTS


CARROLLTON,  TEXAS  -- MARCH 27, 2012 -- Universal Power Group, Inc. (NYSE Amex:
UPG), a Texas-based distributor and supplier of batteries and related power accessories and a third-party logistics provider, today announced financial results for the fourth quarter and full year ended Dec. 31, 2011.

Reflecting ongoing challenges in sourcing which have affected the entire industry, UPG reported a net loss of $0.5 million, or $0.10 per diluted share for the fourth quarter, on net sales of $21.0 million, compared with net income of $0.6 million, or $0.13 per diluted share, on net sales of $24.5 million in the fourth quarter of 2010. For the full year, UPG reported net income of $0.2 million, or $0.04 per diluted share, on net sales of $89.3 million, compared with net income of $2.9 million, or $0.58 per diluted share, on net sales of $107.3 million in 2010.

"In 2011, UPG faced major challenges in our supply chain as factories representing more than 70 percent of China's sealed lead acid battery factories were closed by the Chinese government over safety and environmental concerns. These closures in turn caused significant delays in securing adequate supplies for our customers," stated Ian Edmonds, UPG's President and Chief Executive Officer. "In addressing these issues, we reacted quickly to work through the worst of the supply chain disruptions. Second, we were able to fundamentally transform our supply base from one dependent on a limited number of production facilities in a single country to one with a breadth of suppliers with multiple locations in multiple countries. This transformation will provide UPG with a much stronger foundation to support our growth strategy over the long term."

FOURTH QUARTER AND FULL YEAR 2011 RESULTS
Net sales for the fourth quarter fell 14.3 percent, to $21.0 million, from $24.5 million in the fourth quarter of 2010. Net sales of batteries and related power accessories to customers other than ADT Security Services and its authorized dealers fell 22.4 percent, to $15.3 million in the fourth quarter of 2011, compared to $19.7 million for the fourth quarter of 2010. Net sales to ADT Security Services and its authorized dealers in the fourth quarter of 2011 were $5.7 million, an increase of approximately 18.9 percent from $4.8 million in the same quarter of the prior year.

The decrease in net sales in the 2011 fourth quarter was primarily driven by a decrease in sales of core batteries and related power accessories resulting from the significant supply chain disruption in China. In May 2011, the government of China implemented a broad-based inspection program for manufacturing facilities dealing with hazardous materials, including lead. As a result of these inspections, the Chinese Ministry of Environmental Protection closed a significant number of plants that had been producing sealed lead acid batteries, and as a result, the entire industry continues to face dramatically increased delivery lead times and shortages of certain products.

Gross profit decreased to $3.8 million in the quarter, compared with $4.9 million in the fourth quarter of 2010, due mainly to the lower sales levels. Operating expenses increased to $4.4 million in the fourth quarter of 2011, from $3.8 million in the fourth quarter of 2010. Legal expenses for the fourth quarter increased as a result of recent litigation between the Company and its former President and CEO. Subsequent to year end, UPG reached a settlement agreement on this action that resulted in the payment of a cash settlement to UPG as well as an injunction prohibiting the Company's former executives from contacting specific customers and suppliers. Personnel expenses increased as a result of higher non-cash compensation expense recorded with the adjustment of option strike prices approved by the Board in the fourth quarter of 2011. Fourth quarter operating expenses also included the expenses of ProTechnologies, Inc. (PTI), which UPG acquired on April 20, 2011 and which were not included in results for the fourth quarter of 2010.

As a result of softer sales and increased operating expenses, UPG reported an operating loss of $0.6 million, compared to operating income of $1.1 million in the fourth quarter of 2010. Interest expense was $0.1 million in the fourth quarter, resulting in pre-tax loss of $0.7 million for the fourth quarter of 2011, compared to a pre-tax profit of $0.9 million in the prior year. The Company reported a net loss of $0.5 million, or $0.10 per diluted share, compared to net income of $0.6 million, or $0.13 per diluted share in the fourth quarter of 2010.

For the full year of 2011, net sales fell 16.8 percent to $89.3 million, from $107.3 million in 2010. Net sales of batteries, related power accessories and other products to customers other than ADT Security Services and its authorized dealers grew 2.9 percent, to $75.0 million in 2011, compared to $72.8 million for 2010. Net sales to ADT Security Services and its authorized dealers in 2011 were $14.3 million, a decrease of 58.3 percent from $34.4 million in 2010.

Lower net sales contributed to lower gross profit of $17.4 million, or 19.5 percent of net sales, compared to $19.9 million, or 18.6 percent of net sales for the full year of 2010. Total operating expenses increased $1.5 million, or
10.3 percent, to $16.3 million from $14.8 million in the prior year. Operating expenses for 2011 increased as a result of higher personnel, facilities, marketing and trade show costs, as well as the closing costs associated with the acquisition of PTI. Legal costs were also higher due to the expense associated with UPG's acquisition of PTI, as well as the litigation settled after the end of the year.

For the full year of 2011, UPG reported operating income of $1.1 million and pre-tax income of $0.6 million, compared to operating income of $5.1 million and pre-tax income of $4.5 million in 2010. The decrease in operating income in 2011 was due primarily to decreases in net sales and associated gross profit compared to the prior year, as well as increased operating expenses. Interest expense for 2011 decreased by $113,000 compared to the prior year due primarily to lower average borrowings and more favorable interest rates. UPG reported net income for the full year of 2011 of $0.2 million, or $0.04 per diluted share, compared to net income of $2.9 million, or $0.58 per diluted share in 2010.

BALANCE SHEET AND FINANCIAL POSITION
At Dec. 31, 2011 inventory was $24.2 million, a decrease of $8.7 million, from $32.9 million at Dec. 31, 2010. The decrease was attributable to delays in product shipments from the Company's China-based suppliers. Although UPG has diversified its supplier base to include factories in China unaffected by the recent inspection program, as well as in other parts of Asia, the inability of the Company's traditional Chinese sources of supply to satisfy its inventory requirements, as well as shipping delays during the fourth quarter resulted in the depletion of inventory. UPG anticipates that manufacturing delays and extended delivery lead times will begin to stabilize in the first half of 2012, enabling the Company to satisfy backlog orders and rebuild inventory levels.

Accounts receivable increased to $13.0 million, from $10.2 million at the end of 2010. Accounts payable decreased by $0.7 million, to $6.8 million during the period. Total working capital decreased to $19.9 million, from $20.9 million at the end of 2010.

For the full year of 2011, UPG generated net cash from operating activities of $6.7 million, compared to net cash used in operating activities of $2.9 million during 2010. The increase in operating cash flow for 2011 was driven by the significant decrease in inventory, along with an increase in accrued liabilities, which were offset by lower net income, an increase in accounts receivable and a decrease in accounts payable. UPG ended the fourth quarter of 2011 with $0.3 million in cash and cash equivalents, up from $0.2 million at the end of 2010. The outstanding balance on UPG's line of credit decreased to $12.7 million, compared to $16.3 million at the end of 2010, reflecting the increased cash generated by operations over the period.

Edmonds concluded: "We are proud of our accomplishments in 2011, particularly in light of the many challenges that presented themselves over the course of the year. We successfully integrated our acquisition of PTI and that business is now exceeding our initial expectations in terms of revenues and earnings accretion. We were able to manage the impact of industry-wide supply issues in China, and seize the opportunity to transform our supply chain into a more diversified source of batteries of all chemistries. While we have seen recent improvements in manufacturing lead times and speed of delivery, we anticipate the lingering effects of these supply issues will affect our results in the first half of 2012. We believe we have seen the worst of these issues and expect sequential improvements in our results in the first and second quarters. Once we emerge from these challenges, UPG will have a much stronger and more stable foundation to support the growth of our business."

CONFERENCE CALL INFORMATION
Universal Power Group will host an investor conference call today, Tuesday, March 27, 2012 at 11:30 a.m. ET (10:30 a.m. CT) to discuss the Company's financial results for the fourth quarter and full year ended Dec. 31, 2011.

Interested parties may access the conference call by dialing 1.800.884.5695, passcode 69779256. The conference call will also be broadcast live at www.upgi.com and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal. Institutional investors can access a webcast of the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

A replay of the conference call will be made available through April 4, 2012 by calling 1.888.286.8010, passcode 22446913, and an archived webcast will be available at www.upgi.com. www.upgi.com.

ABOUT UNIVERSAL POWER GROUP, INC.
Universal Power Group, Inc. (NYSE Amex: UPG) is a leading supplier and distributor of batteries and power accessories, and a provider of supply chain and other value-added services. UPG's product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, and solar and security products. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly and coordinating battery recycling efforts, as well as product development. For more information, please visit the UPG website at www.upgi.com.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties described from time to time in the

Company's filings with the Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

                          UNIVERSAL POWER GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                     ASSETS

                                                                   DECEMBER 31,
                                                        -----------------------------------
                                                             2011               2010
                                                        ---------------    ----------------
CURRENT ASSETS
  Cash and cash equivalents                             $         283      $          215
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of
    $384 and $657                                              12,972              10,190
    Other                                                         442                  26
  Inventories - finished goods, net of allowance for
    obsolescence of $830 and $1,156                            24,174              32,894
  Current deferred tax asset                                    1,009               1,564
  Income tax receivable                                           721                  --
  Prepaid expenses and other current assets                     1,426               1,237
                                                        ---------------    ----------------
      Total current assets                                     41,027              46,126

PROPERTY AND EQUIPMENT
  Logistics and distribution systems                            1,871               1,834
  Machinery and equipment                                       1,044                 991
  Furniture and fixtures                                          511                 468
  Leasehold improvements                                          389                 408
  Vehicles                                                        171                 200
                                                        ---------------    ----------------
      Total property and equipment                              3,986               3,901
  Less accumulated depreciation and amortization               (3,128)             (2,561)
                                                        ---------------    ----------------
       Net property and equipment                                 858               1,340

GOODWILL                                                        1,387                  --
INTANGIBLES, net                                                  527                  --
OTHER ASSETS                                                      100                 127
NON-CURRENT DEFERRED TAX ASSET                                    176                  18
                                                        ---------------    ----------------
                                                                2,190                 145
                                                        ===============    ================
TOTAL ASSETS                                            $      44,075      $       47,611
                                                        ===============    ================

                          UNIVERSAL POWER GROUP, INC.

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                       DECEMBER 31,
                                                             ---------------------------------
                                                                  2011              2010
                                                             ---------------    --------------
CURRENT LIABILITIES
  Line of credit                                             $      12,654      $     16,324
  Accounts payable                                                   6,845             7,559
  Income taxes payable                                                   -                26
  Accrued liabilities                                                1,213               456
  Current portion of settlement accrual                                241               734
  Current portion of capital lease and note
      obligations                                                      119                26
  Current portion of deferred rent                                      14                53
                                                             ---------------    --------------
     Total current liabilities                                      21,086            25,178

 LONG-TERM LIABILITIES
   Settlement accrual, less current portion                              --               241
   Capital lease and note obligations, less current
     portion                                                           229                25
                                                             ---------------    --------------
     Total long-term liabilities                                       229               266
                                                             ---------------    --------------

TOTAL LIABILITIES                                                   21,315            25,444

 COMMITMENTS AND CONTINGENCIES

 SHAREHOLDERS' EQUITY
  Common stock - $0.01 par value, 50,000,000 shares
   authorized, 5,020,000 shares issued and outstanding                  50                50
  Additional paid-in capital                                        16,339            16,076
  Retained earnings                                                  6,419             6,205
  Accumulated other comprehensive loss                                 (48)             (164)
                                                             ---------------    --------------
     Total shareholders' equity                                     22,760            22,167
                                                             ---------------    --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $      44,075      $     47,611
                                                             ===============    ==============

                          UNIVERSAL POWER GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)


                                          THREE MONTHS ENDED DECEMBER 31,          YEAR ENDING DECEMBER 31,
                                         ----------------------------------    ----------------------------------
                                              2011               2010               2011               2010
                                         ---------------    ---------------    ---------------    ---------------
                                                     (unaudited)
Net sales                                   $   21,010         $   24,523        $    89,274        $   107,257
Cost of sales                                   17,195             19,588             71,852             87,356
                                            ------------       ------------      -------------      -------------
Gross profit                                     3,815              4,935             17,422             19,901

Operating expenses                               4,411              3,810             16,291             14,769
                                            ------------       ------------      -------------      -------------

Operating income (loss)                          (596)              1,125              1,131              5,131

Other income (expense)
   Interest expense                              (114)              (244)              (568)              (681)
   Other, net                                      (7)                 --                (7)                 2
                                            ------------       ------------      -------------      -------------
      Total other expense, net                   (121)              (244)              (575)              (679)

Income (loss) before provision for
   income taxes                                  (717)                881                556              4,452
Provision for income taxes                         220              (248)              (342)            (1,562)
                                            ------------       ------------      -------------      -------------
Net income (loss)                           $    (497)         $      633        $       214       $     2,890
                                            ============       ============      =============      =============
Net income (loss) per share
     Basic                                  $   (0.10)         $     0.13        $      0.04        $      0.58
     Diluted                                $   (0.10)         $     0.13        $      0.04        $      0.58
Weighted average shares outstanding
     Basic                                       5,020              5,007              5,020              5,002
     Diluted                                     5,035              5,022              5,040              5,017


                          UNIVERSAL POWER GROUP, INC.

                             (AMOUNTS IN THOUSANDS)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED DECEMBER 31,
                                                                --------------------------------
                                                                     2011              2010
                                                                --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                      $         214     $      2,890
Items not requiring (providing) cash, net of effect of
acquisition
  Depreciation and amortization                                           841              809
  Provision for bad debts                                                   6              228
  Provision for obsolete inventory                                        461              770
  Deferred income taxes                                                   397              107
  Loss (gain) on disposal of property                                       7              (2)
  Stock-based compensation                                                263               85
Changes in operating assets and liabilities, net of
effect of acquisition:
  Accounts receivable - trade                                         (2,148)            1,022
  Accounts receivable - other                                           (415)             (12)
  Inventories                                                           8,892          (2,687)
  Income taxes receivable/payable                                       (747)            (673)
  Prepaid expenses and other current assets                             (139)            (173)
  Accounts payable                                                    (1,032)          (4,412)
  Accrued liabilities                                                     873              192
  Settlement accrual                                                    (734)            (966)
  Deferred rent                                                          (39)             (75)
                                                                --------------    --------------
Net cash provided by (used in) operating activities                     6,700          (2,856)

CASH FLOWS FROM INVESTING ACTIVITIES
  Net cash paid in Progressive Technologies, Inc.
    acquisition                                                       (2,268)               --
  Purchase of property and equipment                                     (59)            (135)
  Proceeds from sale of equipment                                           2                2
                                                                --------------    --------------
  Net cash used in investing activities                               (2,325)            (133)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net activity on line of credit                                      (3,670)            1,149
  Exercise of stock options                                                --               39
  Payments on capital lease and note obligations                        (637)              (4)
                                                                --------------    --------------
Net cash provided by (used in) financing activities                   (4,307)            1,184

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       68          (1,844)
  Cash and cash equivalents at beginning of year!                         215            2,059
                                                                --------------    --------------
  Cash and cash equivalents at end of year                      $         283     $        215
                                                                ==============    ==============

  SUPPLEMENTAL DISCLOSURES
  Income taxes paid                                             $       1,003     $      2,104
                                                                ==============    ==============
  Interest paid                                                 $         568     $        437
                                                                ==============    ==============